First M&F Corp. Investor Information

CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

January 19, 2010

FOR IMMEDIATE RELEASE

First M&F Corp. Reports Preliminary 2009 Results; Reports additional marks

KOSCIUSKO, Miss. – First M&F Corp. (NASDAQ:FMFC) reported preliminary results for 2009 today of a net loss of $44.048 million attributable to common shareholders, or $4.86 basic and diluted earnings per share, compared to earnings of $0.522 million, or $0.06 basic and diluted earnings per share for 2008.  The Company’s final results are pending the completion of a review for potential impairment of goodwill as required by FASB ASC 350.  The Company expects to complete this review and report its final results before March 16, 2010, the filing date for its 10-K with the Securities and Exchange Commission.  The reported preliminary results do not include any fourth quarter impairment charge which may be required by the goodwill impairment study now underway.  Any goodwill impairment will result in a non-cash charge to earnings, reducing goodwill and equity but will have no effect on regulatory capital since it is excluded from regulatory capital.

The fall in earnings was largely due to real estate loan impairments which led to extraordinary provision expense primarily in the first and fourth quarters. Hugh Potts, Jr., Chairman and CEO, commented, “Our 2009 loss is disappointing to say the least.  The recognition of appropriate marks in our loan and other real estate portfolio has been painful in the effect on earnings and capital but should pave the way for an improved 2010 when positive earnings and capital retention are expected.  We remain well-capitalized in spite of the toll of 2009.  The intense scrutiny applied to our loan portfolio, while extraordinary by historical norms, was necessary and is now woven into the fabric of our risk management.  We believe that risk management in the Company continues to improve including the reduction of portfolio concentrations and a redistribution of risk based on portfolio diversification and tighter underwriting standards.”

Mr. Potts commented further, “We have reported in previous periods some signs of a lessening of the pace of extraordinary impairments.  This is still our outlook for 2010.  The deterioration of acquisition, construction and development loans has begun to somewhat stabilize and our fourth quarter provisioning and charge-offs reflects the fine-tuning of our risk measurement process.”

Net income for the quarter ended December 31, 2009 was a loss of $10.881 million attributable to common shareholders, or $1.20 basic and diluted earnings per share, compared to a loss of $4.300 million, or $.47 basic and diluted earnings per share for the fourth quarter of 2008.

For the fourth quarter of 2009 the annualized return on assets was a negative 2.49%, while return on equity was a negative 31.38%. Comparatively, the return on assets for the fourth quarter of 2008 was a negative 1.08%, with a negative return on equity of 12.27%. The return on assets for 2009 was a negative 2.62%, while the return on equity was a negative 30.92%.

Net Interest Income

Net interest income was down by 4.41% compared to the fourth quarter of 2008, with the net interest margin decreasing to 3.28% in the fourth quarter of 2009 as compared to 3.60% in the fourth quarter of 2008. The significant contributor to the decrease in net interest income was erosion in spreads as non-performing assets, primarily non-accrual loans, steadily increased throughout the year. “The margin compression of 2009 should dissipate and the margin should improve going forward as non-performing assets are turned to cash or are rehabilitated,” said Mr. Potts.  The net interest margin for the third quarter of 2009 was 3.40% as compared to 3.16% for the second quarter of 2009 and 3.33% for the first quarter of 2009. Loan yields decreased to 6.04% in the fourth quarter of 2009 from 6.43% in the fourth quarter of 2008. Loan yields also decreased slightly from the third quarter of 2009 to the fourth quarter. Average loans were $1.103 billion for the fourth quarter of 2009 as compared to $1.107 billion for the third quarter of 2009 and $1.202 million during the fourth quarter of 2008. Loans fell by $40.768 million in the fourth quarter of 2009 and by $8.633 million in the third quarter.  Deposit costs fell in the fourth quarter of 2009 from the third quarter of 2009 and from the fourth quarter of 2008, as deposits were re-priced downward throughout 2009 in the current stable low-rate environment.  Deposit costs were 1.87% in the fourth quarter of 2009 as compared to 2.63% in the fourth quarter of 2008. Deposits grew by $31.446 million during the fourth quarter of 2009. Management plans to continue to emphasize and focus on core deposit growth by developing relationship-driven deposit gathering while de-emphasizing non-core deposit funding such as public deposits. Loans as a percentage of assets were 63.01% at December 31, 2009 as compared to 73.68% at December 31, 2008 and 65.56% at September 30, 2009. Loans fell by 10.05% during 2009 while deposits grew by 10.06%.

Non-interest Income

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, for the fourth quarter of 2009 was flat compared to the fourth quarter of 2008, with deposit-related income down by 3.04% and mortgage income up 110.11%.  Insurance agency commissions were down by 8.35%.

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, was down 3.70% for 2009 versus 2008.  Over half of non-interest income is from deposit sources, which was down 6.12% year over year. Deposit revenues continue to be supported by debit card fee income, which increased by 18.04% in 2009 over 2008, and overdraft fee income, which, however, decreased by 12.01% for the year. Commission revenues from traditional insurance products were down 5.92% year over year.

Non-interest income includes non-cash other-than-temporary impairment charges of $.417 million in the fourth quarter and $.829 million in 2009 on pooled trust preferred securities held in the investment portfolio.  These charges reflect credit losses expected due to deferrals and defaults by issuing institutions and cash flow analyses.

Non-interest Expenses

Non-interest expenses were up by 27.13% in the fourth quarter of 2009 as compared to the fourth quarter of 2008.  Most of the increase in expenses was due to asset quality issues in the form of higher Other Real Estate expenses and write-downs and higher FDIC insurance fees. Salaries and benefits were down slightly.

Non-interest expenses increased by 45.72% for 2009 as compared to 2008.  Most of the increase in total non-interest expense year over year was due to significant increases in losses on Other Real Estate, a significant increase in FDIC insurance assessments and the impairment of goodwill and other intangibles. Excluding those significant items, non-interest expense fell year over year by ..50%.  Salaries and benefits were down by 2.21% for 2009.  The number of full-time equivalent employees at the end of 2009 was 517 as compared to 525 at the end of the third quarter of 2009 and 547 at the end of 2008.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2009 were 8.87% as compared to 1.79% for the same period in 2008. Non-accrual and 90-day past due loans as a percent of total loans were 4.40% at the end of 2009 as compared to 2.22% at the end of 2008. Annualized net charge-offs as a percentage of average loans for 2009 were 4.50% as compared to .75% for 2008. The allowance for loan losses as a percentage of loans was 2.25% at December 31, 2009 as compared to 2.10% at December 31, 2008. The provision for loan losses increased in 2009 from $19.734 million in 2008 to $49.601 million in 2009.  The additional provisioning was made primarily in light of continued deterioration in appraised collateral values on collateral-dependent real estate loans and other real estate and disposition experience.

Mr. Potts commented, “Non-performing assets fell to $70.6 million at year-end, the result of carefully orchestrated problem credit remediation or resolution through either foreclosure and ultimate sale or charge off.  The work-out process is improving and accelerating as 2009 moves into 2010.  Continued high provisioning in the quarter, after a large provision in the first quarter, reflects appropriate and sometimes rather severe marks based on continuing real estate price adjustments from reappraisals but also from experience as we build a database based on the realities of the market.”

Balance Sheet

Total assets grew by 5.19% in 2009, to $1.680 billion from $1.597 billion.  Total equity fell to $121.351 million, a 10.75% decrease from 2008. Total loans were $1.058 billion compared to $1.177 billion at the end of 2008. Deposits were $1.388 billion compared to $1.261 billion at the end of 2008.  Book value per common share decreased to $10.20 per share at the end of 2009, an 11.84% decrease from 2008.

In conclusion Mr. Potts said, “The arduous and expensive experience of 2008 and 2009 is now behind us.  The M&F management team and family of associates have made many necessary, difficult decisions.  The focus, however, is now ahead. The prospects for 2010 and beyond are much more encouraging.”

Growth

In the fourth quarter of 2008 the Company closed two branches in Brandon, Rankin County, Mississippi and replaced them with one new branch in that county.  In the fourth quarter of 2009, the Company closed four branches, one each in Starkville, Philadelphia and Southaven, Mississippi and one in Crestview, Florida.  In the first quarter of 2010 the Company plans to close two branches in Shelby County, Tennessee and one branch in Shelby County, Alabama.  These closures are designed to improve the Company’s efficiencies and cost structure without exiting any markets.

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	December 31	December 31
	2009	2008
Cash and due from banks	42,446	47,738
Interest bearing bank balances	84,746	6,556
Federal funds sold	70,000	9,350
Securities available for sale (cost of
$280,514 and $223,882)	284,599	227,145
Loans held for sale	10,266	7,698

Loans	1,058,340	1,176,595
Allowance for loan losses	24,014	24,918
Net loans	1,034,326	1,151,677

Bank premises and equipment	42,919	44,642
Accrued interest receivable	7,598	9,832
Other real estate	23,578	11,061
Goodwill	16,772	32,572
Other intangible assets	5,439	7,127
Other assets	57,066	41,467
Total assets	1,679,755	1,596,865

Non-interest bearing deposits	228,579	178,689
Interest bearing deposits	1,159,684	1,082,698
Total deposits	1,388,263	1,261,387

Federal funds and repurchase agreements	8,642	9,728
Other borrowings	122,510	151,547
Junior subordinated debt	30,928	30,928
Accrued interest payable	2,933	3,537
Other liabilities	5,128	3,770
Total liabilities	1,558,404	1,460,897

Preferred stock, 30,000 shares issued and outstanding	28,838	-
Common stock, 9,069,346 and 9,063,346
shares issued & outstanding	45,347	45,317
Additional paid-in capital	31,926	30,447
Nonvested restricted stock awards	734	780
Retained earnings	14,177	60,133
Accumulated other comprehensive income	328	(727)
Total First M&F Corp equity	121,350	135,950
Noncontrolling interests in subsidiaries	1	18
Total equity	121,351	135,968
Total liabilities & equity	1,679,755	1,596,865

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2009	2008	2009	2008
Interest and fees on loans	16,635	19,327	66,782	81,487
Interest on loans held for sale	86	58	278	299
Taxable investments	2,213	2,130	9,531	9,023
Tax exempt investments	488	557	2,105	2,164
Federal funds sold	34	38	95	182
Interest bearing bank balances	30	13	42	133
Total interest income	19,486	22,123	78,833	93,288

Interest on deposits	5,452	7,119	23,701	32,255
Interest on fed funds and repurchase agreements	14	68	97	327
Interest on other borrowings	1,329	1,682	5,449	6,717
Interest on subordinated debt	504	505	1,992	1,993
Total interest expense	7,299	9,374	31,239	41,292

Net interest income	12,187	12,749	47,594	51,996
Provision for possible loan losses	15,761	10,684	49,601	19,734
Net interest income (expense) after loan loss	(3,574)	2,065	(2,007)	32,262

Service charges on deposits	2,838	2,927	10,976	11,692
Mortgage banking income	395	188	1,823	1,202
Agency commission income	856	934	3,881	4,125
Fiduciary and brokerage income	117	132	489	585
Other income	622	650	3,174	3,521
Other-than-temporary impairment on securities, net of
$1,503 and $2,715 charged to other comprehensive
income	(417)	-	(829)	-
Gains on AFS securities	14	1	456	6
Total noninterest income	4,425	4,832	19,970	21,131

Salaries and employee benefits	6,748	6,761	28,314	28,954
Net occupancy expense	1,306	1,095	4,614	4,210
Equipment expenses	682	923	2,877	3,594
Software and processing expenses	440	597	1,898	2,072
FDIC insurance assessments	711	325	3,276	575
Foreclosed property expenses	4,493	1,106	7,283	1,913
Goodwill impairment	-	-	15,800	-
Intangible asset amortization and impairment	107	121	1,688	485
Other expenses	3,617	3,313	13,350	12,481
Total noninterest expense	18,104	14,241	79,100	54,284

Net income (loss) before taxes	(17,253)	(7,344)	(61,137)	(891)
Income tax expense (benefit)	(6,715)	(2,991)	(18,104)	(1,436)
Net income (loss)	(10,538)	(4,353)	(43,033)	545
Net income (loss) attributable to noncontrolling interests	1	4	(6)	19
Net income (loss) attributable to First M&F Corp	(10,539)	(4,357)	(43,027)	526

Earnings Per Common Share Calculations:
Net income (loss) attributable to First M&F Corp	(10,539)	(4,357)	(43,027)	526
Dividends and accretion on preferred stock	436	-	1,464	-
Net income (loss) applicable to common stock	(10,975)	(4,357)	(44,491)	526
Earnings (loss) attributable to participating securities (a)	(94)	(57)	(443)	4
Net income (loss) allocated to common shareholders	(10,881)	(4,300)	(44,048)	522

Weighted average shares (basic)	9,069,346	9,061,862	9,066,880	9,061,730
Weighted average shares (diluted)	9,069,346	9,061,862	9,066,880	9,062,384
Basic earnings (loss) per share (a)	$(1.20)	$(0.47)	$(4.86)	$0.06
Diluted earnings (loss) per share	$(1.20)	$(0.47)	$(4.86)	$0.06

First M&F Corporation
Financial Highlights

	YTD Ended	YTD Ended
	December 31	December 31
	2009	2008
Performance Ratios:
Return on assets (annualized)	-2.62%	0.03%
Return on equity (annualized) (b)	-30.92%	0.37%
Return on common equity (annualized) (b)	-39.02%	0.37%
Efficiency ratio	89.87%	72.77%
Net interest margin (annualized, tax-equivalent)	3.29%	3.67%
Net charge-offs to average loans (annualized)	4.50%	0.75%
Nonaccrual loans to total loans	4.17%	1.74%
90 day accruing loans to total loans	0.23%	0.48%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2009	2009	2009	2009
Per Common Share (diluted):
Net income (loss)	(1.20)	(0.06)	(0.61)	(2.99)
Cash dividends paid	0.01	0.01	0.01	0.13
Book value	10.20	11.57	11.46	12.14
Closing stock price	2.21	3.75	4.07	6.12

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	120,446	124,836	135,325	132,812
Non-residential real estate	643,761	677,777	672,359	720,783
Residential real estate	195,361	197,760	205,068	204,003
Home equity loans	44,560	44,250	44,827	45,116
Consumer loans	44,598	44,318	40,728	37,451
Other loans	9,614	10,167	9,434	9,087
Total loans	1,058,340	1,099,108	1,107,741	1,149,252

Deposit Composition: (in thousands)
Noninterest-bearing deposits	228,579	196,999	181,163	191,386
NOW deposits	309,545	294,303	286,265	283,521
MMDA deposits	161,570	155,858	163,112	179,313
Savings deposits	112,764	112,370	113,061	114,529
Certificates of deposit under $100,000	279,810	283,531	281,698	274,187
Certificates of deposit $100,000 and over	277,919	306,728	274,472	258,664
Brokered certificates of deposit under $100,000	18,076	7,028	9,776	11,560
Total deposits	1,388,263	1,356,817	1,309,547	1,313,160

Nonperforming Assets: (in thousands)
Nonaccrual loans	44,549	69,019	74,420	52,084
Other real estate	23,578	28,114	22,575	10,907
Investment securities	825	610	1,047	-
Total nonperforming assets	68,952	97,743	98,042	62,991
Accruing loans past due 90 days or more	2,479	6,351	5,608	1,409
Restructured loans (accruing)	4,620	3,664	3,664	3,664
Total nonaccrual loan to loans	4.17%	6.24%	6.69%	4.51%
Total nonperforming credit assets to loans and ORE	6.24%	8.57%	8.54%	5.40%
Total nonperforming assets to assets ratio	4.10%	5.83%	6.03%	3.84%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	32,695	31,323	41,506	24,918
Provision for loan loss	15,761	4,805	9,195	19,840
Charge-offs	(24,556)	(3,597)	(19,579)	(3,508)
Recoveries	114	164	201	256
Ending balance	24,014	32,695	31,323	41,506

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2009	2009	2009	2009
Condensed Income Statements: (in thousands)

Interest income	19,486	19,926	19,160	20,261
Interest expense	7,299	7,628	7,895	8,417
Net interest income	12,187	12,298	11,265	11,844
Provision for loan losses	15,761	4,805	9,195	19,840
Noninterest revenues	4,425	5,381	4,976	5,188
Noninterest expenses	18,104	14,140	15,815	31,041
Net income (loss) before taxes	(17,253)	(1,266)	(8,769)	(33,849)
Income tax expense (benefit)	(6,715)	(1,137)	(3,660)	(6,592)
Noncontrolling interest	1	7	2	(16)
Net income (loss)	(10,539)	(136)	(5,111)	(27,241)
Preferred dividends	436	435	439	154
Net income (loss) applicable to common stock	(10,975)	(571)	(5,550)	(27,395)
Earnings (loss) attributable to participating securities (a)	(94)	9	(52)	(306)
Net income (loss) allocated to common shareholders	(10,881)	(580)	(5,498)	(27,089)

Tax-equivalent net interest income	12,537	12,670	11,654	12,216

Selected Average Balances: (in thousands)
Assets	1,676,504	1,646,710	1,611,513	1,645,555
Loans held for investment	1,093,694	1,100,109	1,131,370	1,165,086
Earning assets	1,518,371	1,478,169	1,478,819	1,486,073
Deposits	1,361,049	1,315,758	1,303,615	1,304,905
Equity	133,240	135,365	138,120	150,128
Common equity	104,471	106,694	109,510	135,791

Selected Ratios:
Return on average assets (annualized)	-2.49%	-0.03%	-1.27%	-6.71%
Return on average equity (annualized) (b)	-31.38%	-0.40%	-14.84%	-73.59%
Return on average common equity (annualized) (b)	-41.67%	-2.13%	-20.33%	-81.82%
Average equity to average assets	7.95%	8.22%	8.57%	9.12%
Tangible equity to tangible assets (c)	5.98%	6.74%	6.88%	7.18%
Tangible common equity to tangible assets (c)	4.24%	5.00%	5.09%	5.41%
Net interest margin (annualized, tax-equivalent)	3.28%	3.40%	3.16%	3.33%
Efficiency ratio	106.73%	78.34%	95.10%	80.41%
Net charge-offs to average loans (annualized)	8.87%	1.24%	6.87%	1.13%
Nonaccrual loans to total loans	4.17%	6.24%	6.69%	4.51%
90 day accruing loans to total loans	0.23%	0.57%	0.50%	0.12%
Price to book (x)	0.22	0.32	0.36	0.50
Price to earnings (x)	N/A	N/A	N/A	N/A

First M&F Corporation
Financial Highlights

Historical Earnings Trends: (a)		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
4Q 2009	(10,539)	(10,975)	(10,881)	(1.20)
3Q 2009	(136)	(571)	(580)	(0.06)
2Q 2009	(5,111)	(5,550)	(5,498)	(0.61)
1Q 2009	(27,241)	(27,395)	(27,089)	(2.99)
4Q 2008	(4,357)	(4,357)	(4,300)	(0.47)
3Q 2008	2,210	2,210	2,183	0.24
2Q 2008	(466)	(466)	(458)	(0.05)
1Q 2008	3,139	3,139	3,097	0.34
4Q 2007	3,561	3,561	3,517	0.38
3Q 2007	3,808	3,808	3,760	0.42
2Q 2007	3,535	3,535	3,492	0.38

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent) (d)
4Q 2009	32.8	26.09%	1.05%	60.22%
3Q 2009	34.4	29.81%	1.30%	60.64%
2Q 2009	31.2	29.92%	1.24%	56.11%
1Q 2009	32.3	29.81%	1.28%	58.85%
4Q 2008	32.8	26.90%	1.19%	62.36%
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%
3Q 2007	35.0	27.83%	1.36%	62.58%
2Q 2007	33.4	26.23%	1.28%	61.04%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (e)
4Q 2009	4.28%	106.73%
3Q 2009	3.41%	78.34%
2Q 2009	3.94%	95.10%
1Q 2009	7.65%	80.41%
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%
3Q 2007	3.24%	66.08%
2Q 2007	3.26%	67.02%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	QTD December 2009		QTD December 2008
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	59,852	0.20%	9,086	0.56%
Federal funds sold	65,479	0.20%	19,568	0.78%
Taxable investments (amortized cost)	237,842	3.69%	161,999	5.23%
Tax-exempt investments (amortized cost)	52,275	5.91%	57,598	6.13%
Loans held for sale	9,229	3.71%	5,208	4.44%
Loans held for investment	1,093,694	6.06%	1,196,806	6.44%
Total earning assets	1,518,371	5.18%	1,450,265	6.17%
Non-earning assets	158,133		161,179
Total average assets	1,676,504		1,611,444

NOW	296,806	1.18%	214,154	1.49%
MMDA	169,439	1.14%	179,120	2.25%
Savings	112,482	1.36%	114,742	2.02%
Certificates of Deposit	576,285	2.54%	568,279	3.30%
Short-term borrowings	10,036	0.56%	13,127	2.08%
Other borrowings	163,422	4.45%	194,655	4.47%
Total interest bearing liabilities	1,328,470	2.18%	1,284,077	2.90%
Non-interest bearing deposits	206,037		178,088
Non-interest bearing liabilities	8,757		7,967
Preferred equity	28,768		-
Common equity	104,472		141,312
Total average liabilities and equity	1,676,504		1,611,444
Net interest spread		3.00%		3.27%
Effect of non-interest bearing deposits		0.29%		0.35%
Effect of leverage		-0.01%		-0.02%
Net interest margin, tax-equivalent		3.28%		3.60%
Less tax equivalent adjustment:
Investments		0.08%		0.09%
Loans		0.02%		0.01%
Reported book net interest margin		3.18%		3.50%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	YTD December 2009		YTD December 2008
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	25,151	0.17%	6,954	1.92%
Federal funds sold	43,871	0.22%	9,810	1.86%
Taxable investments (amortized cost)	234,942	4.06%	176,284	5.12%
Tax-exempt investments (amortized cost)	56,021	5.99%	55,990	6.16%
Loans held for sale	8,120	3.42%	6,170	4.85%
Loans held for investment	1,122,308	5.97%	1,200,628	6.80%
Total earning assets	1,490,413	5.39%	1,455,836	6.51%
Non-earning assets	154,747		165,867
Total average assets	1,645,160		1,621,703

NOW	280,484	1.28%	211,006	1.50%
MMDA	167,425	1.34%	177,582	2.35%
Savings	113,397	1.48%	115,027	2.30%
Certificates of Deposit	569,623	2.84%	587,695	3.79%
Short-term borrowings	10,448	0.93%	13,860	2.36%
Other borrowings	165,548	4.49%	186,978	4.66%
Total interest bearing liabilities	1,306,925	2.39%	1,292,148	3.20%
Non-interest bearing deposits	190,541		179,237
Non-interest bearing liabilities	8,538		8,312
Preferred equity	25,141		-
Common equity	114,015		142,006
Total average liabilities and equity	1,645,160		1,621,703
Net interest spread		3.00%		3.31%
Effect of non-interest bearing deposits		0.30%		0.39%
Effect of leverage		-0.01%		-0.03%
Net interest margin, tax-equivalent		3.29%		3.67%
Less tax equivalent adjustment:
Investments		0.08%		0.09%
Loans		0.02%		0.01%
Reported book net interest margin		3.19%		3.57%

First M&F Corporation
Notes to Financial Schedules

(a)
Effective January 1, 2009 the Company adopted FSP EITF 03-6-1which clarifies that unvested restricted stock awards that contain nonforfeitable rights to dividends are considered participating securities and therefore are included in the two-class method calculation of earnings per share. Under this method, all distributed and undistributed earnings are allocated to the Company's common shares and the Company's restricted stock grant shares based on their respective rights to receive dividends. Earnings per share have been revised to reflect the retrospective application of the FSP.

(b)	Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(c)	Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(d)
Contribution margin is calculated as: (Tax-equivalent net interest income plus noninterest revenues minus salaries and benefits) divided by (Tax-equivalent net interest income plus noninterest revenues)

(e)	Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)